Exhibit (10)(j)(ii)

Amendment No. 3

to

Schedule A to Exhibit (10)(j)

February 23, 2006

The following table sets forth the name of each current director of Potlatch Corporation who has executed the Indemnification Agreement filed as Exhibit (10)(j):

Name of Director	Date Agreement Executed
Michael J. Covey	February 6, 2006
Boh A. Dickey	August 7, 2000
William L. Driscoll	January 1, 2004
Ruth Ann M. Gillis	November 1, 2003
Jerome C. Knoll	December 31, 2001
Lawrence S. Peiros	February 1, 2003
Gregory L. Quesnel	September 15, 2000
Michael T. Riordan	January 1, 2003
Judith M. Runstad	March 9, 1999
L. Pendleton Siegel	November 1, 1997
Dr. William T. Weyerhaeuser	February 22, 1990